Exhibit 5.1

ד"ר ליפא מאיר	ד"ר יריב אילן	דור אבינרי	יפית ממיסטבלוב	YAFIT MAMISTVALOV	DOR AVINERY	DR. YARIV ILAN	DR. LIPA MEIR
צוריאל לביא	עידית אייזדורפר (I)	איילת רם	עידו זבורוף	IDO ZABOROF	AYELET RAM	(I) IDIT EISDORFER	ZURIEL LAVIE
אלון פומרנץ	אדמית כהן-וינשטוק	ליהי אלימלך	ניר דפני	NIR DAFNI	LIHI ELIMELECH	ADMIT COHEN-WEINSHTOK	ALON POMERANC
ארתור מוהר (I)	מאיר אלבוים	רעות בייץ	עדן בן לולו	EDEN BEN LULU	REUT BEITZ	MEIR ELBAUM	ARTHUR MOHER (I)
עוזי מור	טלי לב (II/III)	יאן פלדמן	טל מורג	TAL MORAG	YAN FELDMAN	TALI LEV (II/III)	UZI MOR
גרי קופלוביץ	סילביה גל-יהב	ניר מנחם	גד קרן	GAD KEREN	NIR MENAHEM	SYLVIA GAL-YAHAV	GARY COPELOVITZ
גד אזור	אסף אילוז	קרן בוצר	שיר דיגמי-טל	SHIR DIGMI-TAL	KEREN BOZER	ASAF ILUZ	GAD AZOR
ארז דר לולו	שי תמר	לילך הוק	צח כהן	TZAH COHEN	LILACH HOEK	SHAY TAMAR	EREZ DAR LULU
יריב שלום	רועי אייז	איתמר ליפנר	נוף שדה	NOF SADEH	ITAMAR LIPPNER	ROY AIZ	YARIV SHALOM
רונן בהרב	ד"ר גאי כרמי	גיא משולם	תם פישר	TOM FISHER	GUY MESHULAM	DR. GUY CARMI	RONEN BAHARAV
ד"ר זיו פרייז (II)	נופר טפליץ	יוני שטינמץ	דפנה הורוביץ	DAFNA HOROVITZ	YONI SHTAINMETZ	NUPHAR TEPLIZ	DR. ZIV M. PREIS (II)
מיכל שורץ	יוסי מנדלבאום	אלה בן-דור	עמית ביטון	AMIT BITTON	ELLA BEN-DOR	YOSSI MANDELBAUM	MICHAL SCHWARTZ
שבתאי מיכאלי	שמרית כרמי-נעמת	טל אסולין-מנחמוב	מאור זילכה	MAOR ZILKA	TAL ASULIN-MENAHEMOV	SHIMRIT CARMY NAAMAT	SHABTAI MICHAELI
איתן שמואלי	עומר מאירי	יותם וייס			YOTAM WEISS	OMER MEIRI	EITAN SHMUELI
שירלי יפרח-אזור	רוני שבס	רימון דיין			RIMON DAYAN	RONI SHEVES	SHIRLEY IFRACH-AZOR
ד"ר ציפי איסר איציק	קרנית אקריש	תום ניסני			TOM NISSANI	KARNIT AKRISH	DR. TZIPI ISER ITSIQ
גלי אופינסקי	יערה פרוינד	ארז גולן (נעים)			EREZ GOLAN (NAIM)	YAARA FRUEND	GALI OPINSKY
דוד וינשטיין	גרגורי אירגו	ישי לבנון	ד"ר יהודה בן מאיר ((IV	DR. YEHUDA BEN-MEIR (IV)	LEVANON ISHAY	GREGORY IRGO	DAVID WEINSTEIN
דנית רימון	יצחק אנידגר	שחף רוט-קליין	ד"ר אירית מבורך ((IV	DR. IRIT MEVORACH (IV)	SHAHAF ROTH-KLEIN	ISAAC ANIDJAR	DANIT RIMON

2 WEIZMANN ST. TEL AVIV 6423902 ISRAEL, BET AMOT HASHKAOT, FAX:+ 972-3-6070666 :פקס PHONE: +972-3-6070600

:ויצמן 2 ת"א 6423902, בית אמות השקעות, טלפון

May 28, 2019

To:

Safe-T Group Ltd.

8 Abba Eban Ave.

Herzliya, 4672526

Israel

Re: Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Israeli counsel to Safe-T Group Ltd., an Israeli company (the “Company”),  in connection with the offering for resale by the selling shareholders listed therein of (i) up to 673,000,000 ordinary shares of the Company, no par value (each, an “Ordinary Share”) represented by up to 16,825,000 American Depositary Shares (the “Debentures ADSs”), each ADS representing forty (40) Ordinary Shares, issuable upon conversion of the Debentures (the “Debentures”), and (ii) up to 3,636,364 warrants (the “Warrants”) to purchase 145,454,560 Ordinary Shares represented by up to 3,636,364 ADSs (the “Warrants ADSs” and together with the Warrants and Debentures ADSs, the “Securities”), issued to certain lenders (the “Lenders”) pursuant to the terms of a securities purchase agreement dated April 9, 2019 (the “Securities Purchase Agreement”). The Securities are being issued pursuant to a registration statement on Form F-1 (Registration Statement No. 333-230909) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus which forms a part of and is included in the Registration Statement (the “Prospectus”).

In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, to which this opinion is attached as an exhibit, (ii) a copy of the articles of association of the Company; (iii) resolutions of the board of directors (the “Board”) of the Company which have heretofore been approved and which relate to the Registration Statement and the actions to be taken in connection with the offering of the Securities by the Company; and (iv) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL	MEMBER: ALLYLAW

(I) NOTARY (II) ADMITTED IN NY (III) ADMITTED IN ENGLAND (IV) OF COUNSEL	(I) נוטריון (II) רשיון עו”ד בניו יורק (III) רשיון עו”ד באנגליה (IV) יועץ

On the basis of the foregoing, and in reliance thereon, we are of the opinion that upon their respective issuance in accordance with the terms of the Securities Purchase Agreement, the Debentures and the Warrants (i) the Ordinary Shares underlying the Debentures ADSs to be issued to the Lenders as described in the Registration Statement and the Prospectus have been duly authorized, and, upon (a) issuance of the Debentures upon payment therefor in accordance with the Securities Purchase Agreement and (b) issuance of the Debentures ADSs upon conversion of the Debentures and payment of the conversion price in accordance with the terms thereof, will be validly issued, fully paid and non-assessable; and (ii) the Ordinary Shares underlying the Warrants ADSs, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Securities Purchase Agreement and the Warrants, will be duly authorized and validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Lipa Meir & Co. Advocates

WWW.LIPAMEIR.CO.IL	EMAIL: LAW@LIPAMEIR.CO.IL	MEMBER: ALLYLAW